UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2017

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

One Wall Street
Burlington, MA
(Address of principal executive offices)

01803
(Zip code)

(781) 994-0300
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 20, 2017, ArQule, Inc. (“ArQule” or the “Registrant”) entered in to a master services agreement and two separate statements of work thereunder (together, the “Agreement”) with ARUP Laboratories Inc. (“ARUP”).

Pursuant to the terms of the Agreement, ARUP has agreed to develop a FGFR2 FISH assay to be used as an investigational use only patient selection diagnostic in connection with ArQule’s planned registrational Phase 3 trial with derazantinib (ARQ 087), its pan-FGFR inhibitor, in patients with intrahepatic cholangiocarcinoma harboring FGFR2 fusions. ARUP has also agreed to further validate and seek U.S. Food and Drug Administration approval of such assay as a companion diagnostic for commercialization in the U.S. if the aforementioned Phase 3 trial is positive and derazantinib and the companion diagnostic assay are approved by the FDA.

The foregoing description of the material terms of the Agreement is qualified in its entirety by reference to the full text of the Agreement which will be filed as an exhibit to the Company's Form 10-Q for the quarter ending September 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
President and Chief Operating Officer

July 26, 2017